EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                             dated November 27, 2001

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. Six to the Registration Statement on Form S-11 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule of CNL Retirement Properties, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Orlando, Florida
November 27, 2001